                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-QE3

                         Statement To Certificateholders

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                                                      DISTRIBUTIONS IN DOLLARS

                                           PRIOR                                                                           CURRENT
                    ORIGINAL           PRINCIPAL                                              REALIZED      DEFERRED     PRINCIPAL
CLASS             FACE VALUE             BALANCE      INTEREST    PRINCIPAL         TOTAL       LOSSES      INTEREST       BALANCE
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      SA                0.00                0.00     60,976.34         0.00     60,976.34         0.00          0.00           0.00
      A-1      22,266,203.00       13,812,415.39     95,167.32   862,541.74    957,709.06         0.00          0.00  12,949,873.65
      A-2       2,808,350.00        1,741,865.98     12,001.43   108,774.04    120,775.47         0.00          0.00   1,633,091.94
      B         1,671,637.11        1,644,856.72     11,333.04     3,328.78     14,661.82         0.00          0.00   1,641,527.94
      SB                0.00                0.00          0.00         0.00          0.00         0.00          0.00           0.00
      R                 0.00          386,704.59          0.00         0.00          0.00    13,740.76     27,577.67     400,541.50

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TOTALS         26,746,190.11       17,585,842.68    179,478.13   974,644.56  1,154,122.69    13,740.76     27,577.67  16,625,035.03
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                                 FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                    PASS-THROUGH
                               PRIOR                                                            CURRENT               RATES
                           PRINCIPAL                                                          PRINCIPAL
CLASS           CUSIP        BALANCE      INTEREST          PRINCIPAL              TOTAL        BALANCE       CURRENT          NEXT
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SA         23321PXL7        0.000000      2.279814           0.000000           2.279814       0.000000      4.160825%     4.147746%
A-1        23321PXM5      620.330974      4.274070          38.737711          43.011782     581.593263      8.267980%     8.266779%
A-2        23321PXN3      620.245333      4.273481          38.732366          43.005847     581.512967      8.267980%     8.266779%
B          23321PXP8      983.979543      6.779605           1.991329           8.770935     981.988214      8.267980%     8.266779%
SB         23321PXR4        0.000000      0.000000           0.000000           0.000000       0.000000      1.700000%     1.700000%
R          DL96E3101        0.000000      0.000000           0.000000           0.000000       0.000000      8.267980%     8.266779%

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SELLER:                   Quality Mortgage USA, Inc.              ADMINISTRATOR:                           David C. West
SERVICER:                Temple-Inland Mortgage Corp.                                                  Bankers Trust Company
LEAD UNDERWRITER:        Donaldson, Lufkin & Jenrette                                                      3 Park Plaza

RECORD DATE:                    March 31, 1997                                                           Irvine, CA 92714
DISTRIBUTION DATE:              April 25, 1997                                FACTOR INFORMATION:         (800) 735-7777
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                            Page 1 of 4 (c) COPYRIGHT 1997 Bankers Trust Company

                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-QE3

                         Statement To Certificateholders

------------------------------------------------------------------------------------------------------------------------------------

Distribution Date:                     April 25, 1997
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SERVICER ADVANCES INCLUDED IN DISTRIBUTION:                                                                               126,982.85
SERVICER ADVANCES OUTSTANDING:

ACCRUED SERVICING FEE FOR THE CURRENT PERIOD:                                                          10,991.15
PLUS ADDITIONAL SERVICING FEES:
                                                                                                    ------------
                                                                                                       10,991.15

LESS PERMITTED REDUCTIONS TO SERVICING FEES:                                                           (4,956.54)
                                                                                                    ------------
TOTAL SERVICING FEES DUE MASTER SERVICER:                                                                                   6,034.61

COLLECTED SERVICING FEES FOR CURRENT PERIOD:                                                                                4,571.02

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DELINQUENT
LOAN                                              30-60                 61-90                91 +
INFORMATION:                                      DAYS                   DAYS                DAYS                             TOTAL
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PRINCIPAL BALANCE                             1,399,706.49            528,253.10            896,650.76                  2,824,610.35
NUMBER OF LOANS                                         31                    11                    17                            59
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FORECLOSURE LOAN INFORMATION:
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PRINCIPAL BALANCE                                     0.00                  0.00          2,403,531.25                  2,403,531.25
NUMBER OF LOANS                                          0                     0                    44                            44
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BANKRUPTCY LOAN INFORMATION:
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PRINCIPAL BALANCE                                     0.00             79,808.91          1,248,717.63                  1,387,866.41
NUMBER OF LOANS                                          0                     2                    28                            31
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REO LOAN INFORMATION:
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PRINCIPAL BALANCE                                     0.00                  0.00            462,597.67                    462,597.67
NUMBER OF LOANS                                          0                     0                    12                            12
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BOOK VALUE PRINCIPAL BALANCE OF REO LOANS:                                                                                      #N/A

STATED PRINCIPAL BALANCE OF LOANS AS OF THE PRIOR DISTRIBUTION DATE:                                                   17,585,842.68
STATED PRINCIPAL BALANCE OF LOANS AS OF THE CURRENT DISTRIBUTION DATE:                                                 16,625,035.03

NUMBER OF LOANS AS OF THE CURRENT DISTRIBUTION DATE:                                                                             347
NUMBER OF LOANS AS OF THE NEXT DISTRIBUTION DATE:                                                                                332

WEIGHTED AVERAGE COUPON AS OF THE CURRENT DISTRIBUTION DATE:                                                              14.878806%
WEIGHTED AVERAGE COUPON AS OF THE NEXT DISTRIBUTION DATE:                                                                 14.864526%

SENIOR PREPAYMENT PERCENTAGE FOR THE CURRENT DISTRIBUTION:                                                               100.000000%
CLASS B PREPAYMENT PERCENTAGE:                                                                                             0.000000%

AGGREGATE AMOUNT OF PRINCIPAL PREPAYMENTS:                                                                                919,496.99
AGGREGATE PRINCIPAL BALANCE OF LOANS WHICH LIQUIDATED:                                                                     35,559.49

PRECEDING MONTH'S PASS-THRU RATE FOR CLASS SA:                                                                             4.181815%
PRECEDING MONTH'S PASS-THRU RATE FOR CLASS A-1, A-2, B, AND R:                                                             8.275513%

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                            Page 2 of 4 (c) COPYRIGHT 1997 Bankers Trust Company

                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-QE3

                         Statement To Certificateholders

--------------------------------------------------------------------------------

Distribution Date:                     April 25, 1997
--------------------------------------------------------------------------------

SENIOR PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                     87.716901%
CLASS A-1 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                  77.893813%
CLASS A-2 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                   9.823089%
CLASS B PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                     9.873831%



UNPAID ACCRUED CERTIFICATE INTEREST SHORTFALL REMAINING AFTER DISTRIBUTION:
                    CLASS SA                                                0.00
                    CLASS A-1                                               0.00
                    CLASS A-2                                               0.00
                    CLASS B                                                 0.00
                    CLASS SB                                                0.00
                    CLASS R                                                 0.00



CUMMULATIVE SB ACCRUAL AMOUNT :                                       458,818.42

SPECIAL HAZARD AMOUNT AVAILABLE AFTER DISTRIBUTION:                   639,863.00

FRAUD LOSS AMOUNT AVAILABLE AFTER DISTRIBUTION:                       387,587.77

BANKRUPTCY AMOUNT AVAILABLE AFTER DISTRIBUTION:                       100,000.00

AGGREGATE REALIZED LOSSES SINCE CUT-OFF DATE:                          79,560.60

AGGREGATE PRINCIPAL OF REPURCHASED LOANS:                                   0.00

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                            Page 3 of 4 (c) COPYRIGHT 1997 Bankers Trust Company

                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-QE3

                         Statement To Certificateholders

------------------------------------------------------------------------------------------------------------------------------------
                        ^Mortgage Loan Liquidation Detail

Distribution Date:           April 25, 1997
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                             Original            Cut-Off              Current        Realized      Net Liquidation     Liquidation
  Loan Number            Principal Balance  Principal Balance    Principal Balance     Loss            Proceeds            Date
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00000000000005063541         35,630.00          35,630.00            35,559.49       12,792.49        22,767.00          03/18/97
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                            Page 4 of 4 (c) COPYRIGHT 1997 Bankers Trust Company